Exhibit 99.1

Abtech Holdings, Inc. Reports First Quarter 2017 Financial Results

Scottsdale, AZ, – May 15, 2017 – Abtech Holdings, Inc. (OTC QB: ABHD) (“AbTech” or the “Company”), an environmental technologies firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination, today reported financial results for its first quarter ended March 31, 2017.

Key First Quarter 2017 Financial Results Summary

•	Revenues for the first quarter of 2017 were approximately $107,000 (including $42,000 for the Company’s first sale of filters containing its new heavy metals filtration media, Smart Sponge HM) compared to revenues of $43,000 for the same period of the previous year and $150,000 in the fourth quarter of 2016. Although revenue during the first quarter of 2017 is predominantly attributed to stormwater product applications, AbTech’s commercial and industrial opportunity pipeline and planned pilot projects have been active during the first quarter of 2017;

•	The monthly cash burn for the first quarter 2017 averaged approximately $296,000, a decrease from the average monthly cash burn during the first quarter of 2016 of $322,000.

•	Operating expenses totaled $1.6 million in first quarter of 2017, an increase of $144,000 over first quarter of 2016 and an increase of $979,000 over fourth quarter 2016, due predominately to an increase in legal fees in the first quarter of 2017.

•	Operating loss for the first quarter of 2017 totaled $(1.6) million, compared to an operating loss of $(1.5) million for the same period of the prior year and an operating loss of $(605,000) in the fourth quarter of 2016;

•	In 2017, AbTech has continued its activity with several water treatment field trials, of note:

•	Prepared for 2nd field test of evaporative technology for produced and frac flowback water with focus on emissions.
•	Successfully completed a Smart Sponge® hydrocarbon removal and recycling of spent media demonstration in a produced water application for our Colombian distributor, advancing discussions to economics and design issues.
•	Achieved low phosphorus results on a sanitary wastewater application in China with a larger pilot scale demonstration scheduled for June 2017.

•	During the first quarter, the Company received cash advances totaling $932,000 from a related party investor. Subsequent to quarter-end, the Company received an additional $464,000 in short-term funding from this investor.

“2015 marked a year of corporate restructuring, with a clean-up of our balance sheet, a broadening of our treatment capabilities to include heavy metals development, and an expansion of the focus of our business to include industrial and commercial market segments. During 2016, we focused on educating our target markets and customers about our capabilities to help them meet new regulatory requirements, reestablished our presence at the most notable and heavily trafficked trade shows, reengaged in active marketing and social media presence, and dynamically sought opportunities for testing and pilot projects. Today, with strong data and proven results from pilots and test projects addressing water contamination issues within several industries globally under varied conditions, we are now attempting to convert these past efforts into positive revenue results,” commented Jeff Gutierrez, AbTech’s Vice President of Sales.

An important potential early industrial revenue contributor exists through AbTech’s distributor in Colombia, South America, KLIMA Projects, S.A.S. (“KLIMA”).  After working together for over a year and applying Smart Sponge media to remove hydrocarbons in produced water, KLIMA is advancing it sales effort with two large energy companies.  KLIMA has made tremendous progress educating the oil and gas industry on uses of Smart Sponge media to reduce operating costs and meet new discharge regulations that came into effect during 2016.

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A second potential early contributor to commercial/industrial revenues is the low cost onsite vaporization technology designed to treat produced water, including frac flowback water, reducing the volume by greater than 80% and returning the water back to the environment in the form of water vapor.  Over the past 18 months, AbTech has made numerous modifications to its prototype unit, which uses thin film direct convection in a closed reaction chamber.  This thermal process can use, as its energy source, the flare gas or well-head gas available at the oil and gas production site.  The technology is designed to be straightforward and robust in order to be reliable under very difficult operating conditions.  The initial field trial was concluded in mid-December 2016, during which several improvements were identified to enhance the customer experience, improve operation, and meet anticipated regulatory Clean Air Act emissions requirements.  All modifications are being incorporated into an upgraded prototype unit, which is planned to be redeployed for a second pilot field trial in the second and third quarter 2017.

Within the stormwater business segment, AbTech is seeing an up-swing in interest for design build projects. While the Company has several larger project opportunities for vault systems addressing industrial customers’ needs, the more immediate sales continue to be smaller in nature. An important and growing opportunity for AbTech is in deploying its new heavy metals media for heavy metal and ortho-phosphate removal in stormwater. This technology could be particularly relevant in areas with intense regulatory oversight and pressure to reduce sediment and nutrients flowing into key water bodies, such as reducing phosphorous in lakes in California. AbTech recognized its first stormwater sale which integrated Smart Sponge HM within its Ultra Urban® filters product line during first quarter 2017.

A focus for AbTech over the past year has been in cultivating opportunities that address industrial process water. Projects focused on oil discharge and removal within the shipping industry, as well as selenium removal from process water in the beverage industry, have some of the greatest nearer term opportunity for the Company during 2017.

AbTech reported net revenues for the three months ended March 31, 2017 of approximately $107,000 compared to $43,000 for the same period of the previous year and $150,000 in the fourth quarter of 2016.  All revenues recognized in the first quarter of 2017 were related to stormwater product applications. Revenues have not yet benefited from the redirected sales effort toward commercial and industrial applications.

AbTech incurred a loss from operations of $(1.6) million for the three months ended March 31, 2017 versus a loss from operations of $(1.5) million in the same period of the prior year and a loss from operations of $(605,000) in the fourth quarter 2016. The Company reported a net loss of $(1.7) million for the three months ended March 31, 2017. This compares to the previous year’s first quarter net loss of $(1.5) million and $(712,000) for the fourth quarter of 2016.  The net loss per share and net loss attributable to controlling interest per share for these periods is less than one cent.

AbTech reported a negative gross profit in the first quarter of 2017 of approximately $(2,700) compared to a negative gross profit of approximately $(35,000) during the first quarter of 2016 and gross profit of approximately $43,000 in the fourth quarter of 2016. The negative gross margin in the first quarter of 2017 and 2016 was caused by the cost of excess manufacturing capacity. The Company operated at approximately 1% of production capacity in the first quarter of both 2017 and 2016.

Selling, general and administrative (SG&A) expenses for the three months ended March 31, 2017 totaled $1.4 million, an increase of approximately $282,000 (26%) over the prior year first quarter due primarily to legal fees of approximately $694,000 associated with the Company’s responses to subpoenas received by the Company and some of its officers and directors in 2015 and 2016 from the Securities and Exchange Commission (“SEC”) and an investigation by the New York Joint Commission on Public Ethics (“JCOPE”). This compares to $209,000 of similar legal fees incurred in the first quarter of 2016. Excluding these unusual legal expenses, other SG&A expenses decreased by approximately $203,000 in the first quarter of 2017 compared to the same period in prior year, due largely to reduced payroll costs, travel expenses, board compensation and consulting fees in 2017.

Research and development (“R&D”) expenses decreased by approximately $138,000 (41%) to approximately $200,000 for the three months ended March 31, 2017 as compared to the same period of the prior year and a decrease of approximately $29,000 (13%) over the fourth quarter of 2016. The lower R&D expenses in 2017 were primarily attributable to a reduction in payroll costs as well as lower costs associated with work conducted to develop and test the Company’s evaporation technology intended for use in the treatment of produced water at oil and gas drilling sites. Costs for the evaporator technology are expected to increase significantly in the second quarter of 2017 as the Company continues its development efforts and modification of a prototype unit.

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Interest expense for the three months ended March 31, 2017 totaled approximately $129,000, compared to $25,000 in the same period of 2016 and approximately $107,000 in the fourth quarter of 2016. The first quarter 2017 increase in interest expense was due to increased outstanding loans from investors, including an increase of $932,000 during the first quarter of 2017, accruing interest at a rate of 10% per annum.

At March 31, 2017, the Company reported cash and cash equivalents of approximately $95,000, accounts receivable of $62,000 and inventory of $356,000. The monthly cash burn from operations for the first three months of 2017 averaged approximately $296,000, a reduction of $26,000 from the prior year first quarter. At March 31, 2017, AbTech’s long term debt totaled approximately $70,000. The Company’s short term debt, including accrued interest, totaled approximately $6.2 million, an increase of approximately $1,026,000 from the year-end 2016 balance due primarily to the receipt of several cash advances made by a related party investor to fund first quarter working capital. Subsequent to March 31, 2017, this related party investor advanced the Company an additional $464,000, bringing the total due to investors for these cash advances to approximately $5,127,000.

On March 31, 2017, AbTech had approximately 501.7 million shares of common stock outstanding, consistent with year-end 2016. The Company’s fully diluted share count decreased by approximately 2.6 million shares during first quarter 2017, as compared to year end 2016, to approximately 524.6 million shares (inclusive of all options, warrants and convertible debt), largely due to expiration of approximately 1.6 million warrants and 100,000 options. In addition, the repayment of approximately $27,000 of convertible debt in the first quarter of 2017 resulted in a reduction of approximately 857,000 of shares reserved for conversion of such notes.

Future Investor Conference Calls and Earnings Releases: The Company has determined to temporarily suspend issuing future earning press releases and holding quarterly investor conference calls but will continue to provide its quarterly and annual financial results through its filings with the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company will continue to file material announcements on Form 8-K, as required, and intends to resume earnings press releases and/or investor conference calls when merited by its business activity.

ABOUT ABTECH HOLDINGS, INC. (OTC QB: ABHD) AND ABTECH INDUSTRIES, INC.

AbTech Industries, Inc. (a subsidiary of Abtech Holdings, Inc.) is an environmental technologies firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination. Its products are based on polymer technologies capable of removing hydrocarbons, sediment and other foreign elements in stormwater runoff (ponds, lakes and marinas), flowing water (curbside drains, pipe outflows, rivers and oceans), and industrial process and wastewater. AbTech’s offerings include the ground-breaking antimicrobial technology called Smart Sponge® Plus. This technology is effective in reducing coliform bacteria found in stormwater, industrial wastewater, and municipal wastewater. Smart Sponge® Plus is registered with the Environmental Protection Agency (Registration #86256-1). AbTech’s teams of water treatment technology experts, civil and environmental engineers, and field operations specialists develop solutions to improve the quality of our limited water resources. For more information please visit www.abtechindustries.com.

Investor Contact:

Lane J. Castleton

Chief Financial Officer

Abtech Holdings, Inc.

480-874-4000

lcastleton@abtechindustries.com

or

Yvonne L. Zappulla

Managing Director

Sawyer-Dickinson Capital Advisors, Inc.

212-681-4108

Yvonne@Sawyer-Dickinson.com

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This news release contains “forward-looking statements” which involve many risks and uncertainties. Forward-looking statements are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities, our plans and objectives for future operations, assumptions underlying such plans and objectives, the expected success and benefit of water treatment trials, the expected benefits from new technologies, and other forward-looking statements included in this news release. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “would,” “could,” “confident,” “forecast,” “hope,” “likely,” “plan,” “possible,” “potential,” “predict,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “future,” “ongoing,” or similar terms, variations of such terms or the negative of such terms.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, trials, and technologies, among others. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we operate, results of litigation, and other circumstances affecting anticipated revenues and costs. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

*** Financial Statements Follow ***

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ABTECH HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,490	$84,415
Accounts receivable – trade, net	61,616	45,842
Inventories, net	355,536	342,117
Prepaid expenses and other current assets	22,261	24,373
Total current assets	534,903	496,747

Fixed assets, net	41,799	44,406
Security deposits	28,402	28,402
Total assets	$605,104	$569,555

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$2,068,412	$1,402,777
Accounts payable – related party	121	1,101
Loans from stockholders	9,000	9,000
Bank line of credit	80,354	82,870
Notes payable, net of discounts	250,000	250,000
Convertible promissory notes, net of discounts	822,580	850,000
Due to investors – related party	4,663,000	3,731,000
Accrued interest payable	485,697	364,080
Accrued expenses	383,784	339,732
Total current liabilities	8,762,948	7,030,560

Due to related party	70,292	71,949
Total liabilities	8,833,240	7,102,509

Commitments and contingencies

Stockholders’ equity (deficiency)
Common stock, $0.001 par value; 800,000,000 authorized shares; 501,678,288 shares issued and outstanding at March 31, 2017 and December 31, 2016	501,678	501,678
Additional paid-in capital	61,054,771	61,050,271
Non-controlling interest	(4,427,910)	(4,197,807)
Accumulated deficit	(65,356,675)	(63,887,096)
Total stockholders’ equity (deficiency)	(8,228,136)	(6,532,954)
Total liabilities and stockholders’ equity (deficiency)	$605,104	$569,555

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ABTECH HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31,

	2017	2016

Net revenues	$106,562	$42,637
Cost of revenues	109,217	77,358
Gross profit (loss)	(2,655)	(34,721)

Operating expenses
Selling, general and administrative	1,368,093	1,086,540
Research and development	199,631	337,636
Total operating expenses	1,567,724	1,424,176

Operating loss	(1,570,379)	(1,458,897)

Other income (expense)
Interest expense	(129,303)	(24,658)
Total other income (expense), net	(129,303)	(24,658)
Loss before income taxes	(1,699,682)	(1,483,555)
Provision for income taxes	-	-
Net loss	(1,699,682)	(1,483,555)
Net loss attributable to non-controlling interest	(230,102)	(202,375)
Net loss attributable to controlling interest	$(1,469,580)	$(1,281,180)
Basic and diluted loss per common share	$(0.00)	$(0.00)
Basic and diluted weighted average number of shares outstanding	501,678,288	501,678,288

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